SUBLEASE
                                    --------

1.     PARTIES
       -------

     This Sublease ("Sublease") is entered into as of September 3, 1997, by and between Internet Associates, Inc,, a Nevada Corporation dba Internet the City, Inc., ("Sublessee"), and Joe DeCristofaro and Danette DeCristofaro-Hayes dba Execustaff, ("Sublessor"), as a Sublease under the Lease dated March 21, 1994, ("Master Lease") entered into by Sevgard, as Lessor ("Master Lessor") and Joe DeCristofaro and Danette DeCristofaro-Hayes dba Execustaff ("Lessee"). A copy of the Master Lease is attached hereto, marked Exhibit "A", and incorporated herein by reference.

2.     PROVISIONS  CONSTITUTING  SUBLEASE
       ----------------------------------

     2.1. This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A", except for Sections 1.4, 1.6, 1.8, 1.9, 15, and 50, and Sublessee shall assume and perform the obligations of Sublessor as Lessee under the Master Lease to the extent such terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublcssee.

     2.2. All of the terms and conditions contained in the Master Lease are incorporated herein, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee), and along with all of the following paragraphs set out in this Sublease shall be the complete terms and conditions of this Sublease.

3.     PREMISES
       --------

     Sublessor leases to Sublessee, and Sublessee hires from said Sublessor, approximately 2,600 square feet, situated in the City of Campbell, County of
Santa  Clara,  State  of  California,  and  located  at2165 S.Bascom Avenue (the
                          ------------------------------------------------------
"Premises").
------------

4.     TERM
       ----

     4.1. TERM: The term of this Sublease shall be for a period if 25.5 months commencing approximately September 15, 1997 and ending October 31, 1999.

     4.2.     DELAY  IN  COMMENCEMENT:Notwithstanding said commencement date, if
              ------------------------
for any reason Sublessor cannot deliver possession of the Premises to Sublessee on such

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this  Sublease  or  the  obligations  of  Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee ' provided, however, that if Sublessor shall not have delivered possession of the Premises within fifteen
(15) days from such commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

     4.3.     EARLY  POSSESSION:  In  the  event  that  Sublessor  shall  permit
              -----------------
Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Such early possession shall not advance the termination date of this Sublease.

5.     RENT:     Sublessee shall pay to Sublessor as rent for the Premises equal
       ----
monthly installments of Three Thousand Three Hundred Eighty and 00/100 Dollars ($1,380.00), in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof the sum of Three
Thousand Three Hundred Eighty and 00/100 Dollars ($3,380.00), as rent for September 15, 1997 through October 14, 1997. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

6.     SECURITY  DEPOSIT:     Three  Thousand  Three  Hundred  Eighty and 00/100
       ------------------
Dollars ($3,380.00), shall be paid by Sublessee upon execution of the Sublease, and shall be refundable to Sublessee upon fulfillment of all terms and conditions of the Sublease.

7.     USE     The  Premises  shall be used and occupied only for general office
       ---
for  graphics  and   publication  on  the  Internet.

8.     BROKER
       ------

     8.l.     DIVIDED  AGENCY     Sublessee  and  Sublessor  acknowledge  that
              ---------------
Colliers Parrish International is solely the broker for the Sublessee and that Grubb & Ellis Company is solely the broker for the Sublessor, and that neither represents the client of the other.

     8.2.     BROKER COMMISSION:     Upon  execution of this Sublease, Subiessor
              ------------------
shall pay Broker a real estate commission pursuant to separate written agreement.

9.     CONDITION OF PREMISES:     Sublessee hereby accepts the Premises in their
       ---------------------
condition existing as of the date Sublessee occupies the Premises, subject to all applicable zoning-, municipal, county and state laws, ordinances and regulations governing and relating to the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessee's

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agent  nor  the  Broker  has  made  any  representations  or  warranty as to the suitability  of  the  Premises  for  the  conduct  of  Sublessee's  business.

Dated:___________________                  Dated:  9/4/97
                                                   -------
SUBLESSOR:                                 SUBLESSEE:
EXECUSTAFF                                 INTERNET  ASSOCIATES,  INC.

By:  _____________________                 By:   /S/  Robert  Rositano  Jr.
                                                      ---------------------
     Joe  DeCristofaro                                Robert  Rositano  Jr.

By:  _____________________                 Its:       President
     Danette  DeCristofaro-Hayes

Address:  6090 Guadalupe Mines Road        Address:  650  Saratoga
          San Jose, CA 95120                         San Jose, CA 95129
Phone     (408) 268-2068                             Phone:  408-260-6577


                               CONSENT TO SUBLEASE

This Consent to Sublease is made on ____________ and shall be made part of the Sublease Agreement dated September 3, 1997 by and between Execustaff ("Sublessor") and Internet Associates, Inc. ("Sublessee"), as Sublease under the Master Lease dated March 21, 1994 entered into by Sevgard ("Lessor") and Execustaff ("Lessee")-

The Consent to Sublease is made in reference to the following facts and objectives

          1) Lessor's Consent to Sublease is hereby given by Sevgard ("Lessor"), to Execustaff ("Lessee" under the Master Lease and "Sublessor" under Sublease Agreement)'and Internet Associates, Inc. ("Sublessee"), for the premises located at 2165 S. Bascom Avenue, Campbell, California.

          2) It is understood by all parties that each and every covenant, condition or obligation imposed upon Lessee by the Master Lease and each and every right, remedy or benefit afforded Lessor by the master lease shall not be impaired or diminished as a result of this Sublease.

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          3)     This  Sublease,  even  with  the  consent  of Lessor, shall not relieve Lessee of its primary obligation to pay the rent and to perform all other obligations to be performed by Lessee.

Dated:  ___________________

MASTER  LESSOR:
SEVGARD

By:        Paul  Sevarino

Its:       Managing  Partner

Address:   1701  Heron
           Sunnyvale, CA 94086
Phone:     (408)  252-8920

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Grubb  &  Ellis  Company
Commercial  Real  Estate  Services

                CALIFORNIA  LEASE  AMERICANS  WITH  DISABILITIES
                ACT,  HAZARDOUS  MATERIALS  AND  TAX  DISCLOSURE

The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area-

Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCB's, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical form materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals (including lead-based paint), minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Landlord and Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may include in transaction documents regarding the Property.

To the best of Landlord's knowledge, Landlord is not aware of any asbestos and other hazardous materials and undesirable substances related to the Property. Landlord are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Tenants have similar disclosure obligations. Landlord and Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter. Grubb & Ellis Company is not qualified to assist you in this matte. or provide you with other legal or tax advice.

Sale,  lease  and  other  transactions  can  have  local,  state and federal tax consequences for the Landlord and/or Tenant. in the event of a sale, Internal Revenue Code Section 1445 requires that all buyers of an interest in any real property located in the United States must withhold and pay over to the Internal Revenue Service (IRS) an amount equal to ten percent (101/6) of the gross sales price within ten (10) days of the date of the sale unless the Buyer can adequately establish that the Seller was not a foreigner, generally by having the Seller sign a Non-Foreign Seller Certificate. Note that depending upon the structure of the transaction, the tax withholding liability could exceed the net cash proceeds to be paid to the Seller at closing. California poses an additional withholding requirement equal to three and one-third percent (3 1/3%) of the gross sales price not only on foreign Sellers but also out-of-state
                                                           ---------------------
Sellers  and  Sellers  leaving  the-state  if  the  sale price exceeds $100,000,
------------------------------
Generally, withholding is required if the sales price proceeds are disbursed outside of California, if the last known address of the Seller is outside of California or if as financial intermediary is used. Consult your tax and legal advisor. Real estate brokers are not qualified to give legal or tax advice or to deter-mine whether any other person is properly qualified to provide legal or tax advice.

SUBLESSOR:                                SUBLESSEE:
EXECUSTAFF                                INTERNET  THE  CITY,  INC.

By:    ____________________               By:   ______________________

Date:  ____________________               Date: 9/4/1997

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